                                                                   EXHIBIT 10.86

                      POST CLOSING AND INDEMNITY AGREEMENT

     THIS POST CLOSING AND INDEMNITY AGREEMENT ("AGREEMENT") is dated this 5th day of March, 2004, by and among Inland Western Euless Limited Partnership, an Illinois limited partnership ("PURCHASER") and HERITAGE TOWNE CROSSING, L.P., a Texas limited partnership (hereinafter referred to as "SELLER), in connection with the acquisition of Heritage Towne Crossing Shopping Center in Euless, Texas (referred to as the "PROPERTY" as defined in that Letter Agreement dated January 8, 2004, as amended ("CONTRACT") by and between Seller and Inland Real Estate Acquisitions, Inc. ("INLAND").

     WHEREAS, Purchaser is the successor to Inland with respect to the Contract; and

     WHEREAS, in connection with the acquisition of the Property from Seller, Purchaser requires a confirmation of Seller to complete certain obligations following the closing (the "CLOSING") for the acquisition of the Property by Purchaser; and it being acknowledged that Purchaser would not complete its purchase of the Property without Seller's execution of this Agreement; and

     WHEREAS, Purchaser has made various inquiries regarding the Property during its due diligence in connection with its acquisition of the Property;

     WHEREAS, in connection with such inquiries, in order to confirm the status of various issues that Purchaser deems relevant to its acquisition, Purchaser has requested certain documents and confirmations from Seller and/or third parties, but Seller has been unable to either supply a document confirming such matters, or has been unable to complete a matter due to time constraints;

     WHEREAS, in order to proceed to Closing, Purchaser requires Seller to make certain undertakings, to obtain documents regarding or confirming certain issues, and/or certifications as to the state of facts regarding such issues, and further, Purchaser requires that Seller indemnify and hold harmless Purchaser, and each of its successors, assigns, officers, directors, employees and lenders (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, ("LOSS") as a result of either Seller's failure to obtain the required documents, Seller's failure to timely complete its obligations as set forth herein, or any Loss that results from a certification hereafter being incorrect.

     NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

     1. NAIL SPA. Seller will use best efforts to obtain and deliver to Purchaser, within thirty (30) days following the date of this Agreement, an original of a fully executed Mutual Release and Termination of Lease, according to the form submitted by Seller to Purchaser on March 3, 2004, which terminates that lease entered into by that tenant and Seller, dated October 30, 2001.

     2. TACO BELL ESTOPPEL CERTIFICATE. Seller will, within thirty (30) days following the date of this Agreement, obtain and deliver to Purchaser an estoppel certificate from Taco Bell, according to the form of estoppel certificate previously submitted by Purchaser to Seller, or other form of estoppel certificate reasonably acceptable to Purchaser.

     3. APPRAISAL. Seller will use commercially reasonable efforts to cause Ryan, Harmann, Friedel company to deliver to Purchaser an complete appraisal of the Property as more fully described in that correspondence from Robert Brinkman to Steve Ryan, dated March 3, 2004, and to pay all costs of such appraisal.

     4. ENVIRONMENTAL REPORT. Seller will use commercially reasonable efforts to cause Reed Engineering Group to deliver to Purchaser an complete Phase I Environmental Report and reliance letter for the Property as more fully described in that correspondence from Robert Brinkman to Cheri Weston, dated March 3, 2004, and to pay all costs of such Phase I Environmental Report and reliance letter.

     5. INNOCENT OWNER PROTECTION LETTER. Seller will obtain and deliver to Purchaser a photocopy of that letter from the Texas Council on Environmental Quality ("TCEQ"), relating to Lot 3, Block A of the Heritage Towne Crossing Addition (which parcel is currently owned by Chick-Fil-A), approving the application of Seller and Chick-Fil-A for Innocent Owner Protection ("IOP") with respect to such parcel. Seller will deliver this letter to Purchaser within a reasonable time following Seller's receipt of such letter from TCEQ.

     6. ABANDONMENT OF TRINITY RIVER AUTHORITY. (a) Seller will, within one hundred twenty (120) days following the date of this Agreement, obtain and deliver to Purchaser an Abandonment of Easement Agreement, in recordable form, executed by Trinity River Authority of Texas ("TRA"), pursuant to which TRA permanently relinquishes and abandons certain portions of that easement for wastewater transmission created by the document recorded as Volume 9080, Page 2116, Deed Records of Tarrant County, Texas (the "EASEMENT"). The portions of the easement to be abandoned are those portions crosshatched on that Plat recorded at Cabinet A, Slide 7743, Deed Records of Tarrant County, Texas, and designated as "abandoned per Instr. No. D20201361" (the "ABANDONED PORTIONS"); and (b) Seller will, within thirty (30) following the date of this Agreement, obtain and deliver to Purchaser: a letter from TRA, confirming that there are no pipes or other conduit within the Abandoned Portions which are currently being used for transmission of wastewater. If Seller fails to provide the documents required by this paragraph 6(a) and (b) within the time frames specified above, then Purchaser shall be entitled to obtain such documentation at Seller's sole cost and expense.

     7. FURTHER ASSURANCES. Seller and Purchaser agree to cooperate with each other following the closing to confirm any matter and execute any document reasonably required by the other party in furthering of the Closing and consistent with the requirements of the Contract.

     8. DEFINED TERMS. All capitalized terms which are not expressly defined herein shall have the meaning as set forth in the Contract.

     9. INDEMNIFICATION. Seller agrees to indemnify and hold harmless Purchaser, and its successors, assigns, officers, directors, employees and lenders (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, ("LOSS") as a result of either Seller's failure to obtain the required documents, or any Loss that results from a certification hereafter being false or misleading in any material respect.

     10. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns and may be executed in counterparts.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the first date written above.

                            (SIGNATURE PAGE FOLLOWS)

                               SIGNATURE PAGE FOR
                  POST CLOSING AND INDEMNITY AGREEMENT BETWEEN
                          HERITAGE TOWNE CROSSING, L.P.
                  AND INLAND WESTERN EULESS LIMITED PARTNERSHIP

     IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the day and year first above written.


                       PURCHASER:

                       INLAND WESTERN EULESS LIMITED PARTNERSHIP, an Illinois limited partnership

                       By: Inland Western Euless GP, L.L.C., a Delaware limited liability company

                            By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

                                 By:    /s/ Valerie Medina
                                       ---------------------
                                 Name:  Valerie Medina
                                       ---------------------
                                 Title: Asst. Secretary
                                       ---------------------


                       SELLER:

                       HERITAGE TOWNE CROSSING, L.P., a Texas limited partnership

                       By: HTC Development, Inc., a Texas Corporation, its general partner

                       By:  /s/ John R. Weber
                            -------------------------------------------
                            John R. Weber, Executive Vice President